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                                                                     EXHIBIT 11


                              RIMAGE CORPORATION
   COMPUTATION OF NET EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

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                                             Three Months Ended           Nine Months Ended
                                                September 30,               September 30,
                                             1997          1996           1997         1996
                                          ---------     ---------      ---------     ---------
Shares Outstanding at
  beginning of period. . . . . . . . . .  3,084,500     3,084,500      3,084,500     3,051,000

Common stock issued in stock
     option exercise . . . . . . . . . .       5335             0           5335         33500

Shares Outstanding at
     end of period . . . . . . . . . . .  3,089,835     3,084,500      3,089,835     3,084,500
                                          ---------     ---------      ---------     ---------
                                          ---------     ---------      ---------     ---------
   Weighted average shares
     of common stock outstanding . . . .  3,089,835     3,084,500      3,089,835     3,071,505
                                          ---------     ---------      ---------     ---------
                                          ---------     ---------      ---------     ---------
Common stock equivalents . . . . . . . .    760,488       397,453        760,488       397,453

   Weighted average shares of
     common stock equivalents. . . . . .    296,728        33,932        224,135        35,921
                                          ---------     ---------      ---------     ---------
                                          ---------     ---------      ---------     ---------
Weighted average shares of
   common stock and
   stock equivalents . . . . . . . . . .  3,386,563     3,118,432      3,313,970     3,107,427
                                          ---------     ---------      ---------     ---------
                                          ---------     ---------      ---------     ---------
Net earnings (loss). . . . . . . . . . .   $526,435       $37,085       $947,515     $(812,799)
                                          ---------     ---------      ---------     ---------
                                          ---------     ---------      ---------     ---------
   Net earnings (loss) per share . . . .   $   0.15       $  0.01          $0.29      $  (0.26)
                                          ---------     ---------      ---------     ---------
                                          ---------     ---------      ---------     ---------
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